Exhibit 10.20

August 15, 2002

LEASE BETWEEN

LESSOR:

CRANBERRY 200 VENTURE, L.P.

AND

LESSEE:

NOMOS CORPORATION

DATED: AUGUST 22, 2002

TABLE OF CONTENTS

1.	PARTIES
2.	PREMISES
3.	TERM
4.	RENT; SECURITY DEPOSIT
5.	LATE PAYMENT
6.	REAL ESTATE TAX AND OPERATING EXPENSE PASS-THROUGH
7.	USE OF PREMISES
8.	CONSTRUCTION OF PREMISES
9.	ALTERATIONS
10.	MECHANICS’ LIENS
11.	CONDITION OF PREMISES; BUILDING SERVICES
12.	ASSIGNMENT AND SUBLETTING
13.	ACCESS TO PREMISES
14.	REPAIRS
15.	SURRENDER OF PREMISES
16.	HOLDING OVER
17.	INDEMNIFICATION AND LIABILITY
18.	INSURANCE
19.	FIRE OR OTHER CASUALTY
20.	SUBORDINATION AND ATTORNMENT
21.	CONDEMNATION
22.	ESTOPPEL CERTIFICATES
23.	DEFAULT; REMEDIES
24.	REMEDIES
25.	WAIVER AND LESSOR’S LIEN
26.	QUIET ENJOYMENT
27.	UNFORESEEN DELAY
28.	SUCCESSORS
29.	GOVERNING LAW
30.	SEVERABILITY
31.	RELOCATION OF LESSEE – INTENTIONALLY REMOVED
32.	CAPTIONS
33.	NOTICES
34.	HAZARDOUS MATERIALS
35.	BROKERS
36.	EXECUTION
37.	EXHIBITS
38.	ENTIRE AGREEMENT
39.	EARLY TERMINATION OPTION
40.	OPTION TO EXPAND
41.	RIGHT OF FIRST REFUSAL
42.	OPTION TO RENEW
43.	SATELLITE DISH
44.	SIGNS
45.	FINANCIAL STATEMENTS
EXHIBIT A-1 LAND
EXHIBIT A-1 BUILDING
EXHIBIT A-2 PREMISES
EXHIBIT A-3 PARK
EXHIBIT A-4 EXPANDED PREMISES
EXHIBIT A-5 LESSEE VISITOR PARKING
EXHIBIT B-WORK LETTER
EXHIBIT C - COMMENCEMENT AGREEMENT
EXHIBIT D - RULES AND REGULATIONS
EXHIBIT E - SNDA
EXHIBIT F - AMORTIZATION CALCULATION
EXHIBIT G - SIGNAGE

LEASE

1.                                      PARTIES

THIS LEASE, made as of this 22 day of Aug, 2002, by and between CRANBERRY 200 VENTURE, L.P., a Pennsylvania Limited Partnership, having its principal office at Suite 1410, USX Tower, Pittsburgh, PA 15219, (hereinafter called “Lessor”), and NOMOS CORPORATION, a Delaware corporation whose principal office is 2591 Wexford Bayne Road, Sewickley, Pennsylvania (hereinafter called “Lessee”.)

2.                                      PREMISES

Lessor hereby leases to Lessee the premises containing 33,214 square feet designated as Suite No. 100 (“Premises”) in the Building known as 200 Cranberry Business Park (the “Building”), situate on the tract of land described on Exhibit A-1, attached hereto and made a part hereof (the “Land”) which Premises have an address of 200 West Kennsiger Drive, which Premises, Building and Land are part of and located within the Cranberry Business Park (the “Park”) more particularly described on Exhibit A-3 hereto located in Cranberry, Butler County, Pennsylvania 16066.

Lessee shall be entitled, at no cost to Lessee, to parking spaces in the Park in the amount and location as shall be designated by Lessor from time-to-time, except, however, that Lessor agrees that the four (4) parking spaces indicated on Exhibit A-5 shall be dedicated spaces for Lessee’s visitor parking. Lessor further reserves the right to require the Lessee’s cooperation in enforcing reasonable rules and regulations as may be adopted by the Lessor from time-to-time for the benefit of all Tenants of the Park. Lessee shall be provided with parking at a ratio of 4.3 spaces per 1,000 square feet throughout the Term of the Lease and any renewals thereof.

The Premises are shown on Exhibit A-2 attached hereto and made a part hereof.

3.                                      TERM

(a)                                  The term of this Lease is for ten (10) years, two (2) months, which shall commences upon the Term Commencement Date (as hereinafter defined).

(b)                                 Unless otherwise provided for hereinafter, Lessee’s rental obligation shall begin upon the latter to occur of, (i) the date when the Premises are Ready for Occupancy (as hereinafter defined) and Lessee’s exhaustion of its 20 day installation period pursuant to Paragraph 8 of this Lease (subject to adjustment for the delay, if any, described in Paragraph 4 of Exhibit B hereof) or (ii) for January 2, 2003 (the “Lease Commencement Date”). The Premises shall be deemed Ready for Occupancy when Lessor has substantially completed the work described in and contemplated by the Work Letter Agreement attached hereto as Exhibit B, as determined by Lessor’s Base Building Architect. The terms “substantially completed” and “substantial completion” as used in this Lease shall be The term “substantially completed” and “substantial completion” as used in this Lease shall be construed to mean that all work specified in Exhibit B hereof, and all drawings, plans and specifications prepared and approved in accordance with Exhibit B have been substantially completed in accordance therewith, except for minor items typically known as “punch-list items”, which items Lessor can complete within thirty (30) days and without material interference with the conduct of the Lessee’s use of the Premises. Lessor shall complete all punch-list items with due diligence, and will use commercially reasonable best efforts to complete all punch-list items not later than thirty (30) days after the Lease Commencement Date.

(c)                                  Effective as of the Lease Commencement Date, the parties hereto shall be subject to all terms and provisions of the within Lease.

(d)                                 The Term Commencement Date shall occur on the Lease Commencement Date, if the latter falls on the first day of a month, but if not, then the Term Commencement Date shall be the first day of the month following the Lease Commencement Date. Once the Term has commenced, the parties shall enter into a Commencement Agreement in form attached hereto as Exhibit C.

4.                                      RENT; SECURITY DEPOSIT

(a)                                  Lessee covenants and agrees to pay to Lessor or to such other persons or entities on behalf of Lessor at its office set forth in Paragraph 33 below or at such other address as Lessor shall provide Lessee by notice, as yearly and monthly base rent (“Base Rent”), during such periods (subject to adjustment for delay, if any, as described in Paragraph 4 of Exhibit B) and in such amounts as hereinafter provided:

Period	Annual Base Rent Per Square Foot	Monthly Base Rent
Lease Commencement Date (as same may be adjusted) - Month (2) (sixty days following Lease Commencement Date)	$0.00 per square foot	$0
Month (3) – (32)	$13.35 per square foot	$36,950.57
Month (33) – (62)	$14.00 per square foot	$38,749.67
Month (63) – (122)	$15.00 per square foot	$41,517.50

(b)                                 All rent payments shall be made by Lessee to Lessor on or before the first day of the month and without offset or demand, except as provided for in this lease.  In the event the Rent Commencement Date is a day other than the first, Lessee shall pay a pro rata portion of the monthly installment of rent, such pro rata portion to be based on the number of days remaining in such partial calendar month beginning with the Rent Commencement Date.

(c)                                  Lessee has deposited or will deposit with Lessor the sum of thirty-six thousand nine hundred fifty and 57/100 dollars ($36,950.57) to be held by Lessor as collateral security for the payment of any rentals and other sums of money payable by Lessee under this Lease, and for the faithful performance of all other covenants and agreements of Lessee hereunder (“Security Deposit”); the amount of said deposit, without interest, to be repaid to Lessee after the termination of this Lease and any renewal thereof, provided Lessee shall have made all such payments and performed all such covenants and agreements.  Upon any default by Lessee hereunder, all or part of said deposit may, at Lessor’s sole option, be applied on account of such default, and thereafter Lessee shall promptly restore the resulting deficiency in said deposit to be held in escrow or in trust and said deposit shall be deemed to be the property of Lessor.  Nothing contained herein shall be construed as limiting Lessee’s obligations under the Lease to the Security Deposit such amount representing a security only and not in the nature of liquidated damages.  Lessee acknowledges that Lessor shall not be required to segregate Lessee’s Security Deposit from Lessor’s other funds nor shall Lessor be required to earn or pay interest on such Security Deposit.  Notwithstanding anything contained in this Paragraph 4(c) to the contrary, Lessee’s Security Deposit shall be returned to Lessee upon one of the following occurrences: 1) Lessee achieves investment grade credit rating as defined by a minimum rating of BBB from Standard & Poors or other rating agencies considered reliable or, 2) Lessee completes an initial public offering of not less than $20 million in funds available to Nomos.

Lessee hereby covenants and agrees to pay the rent hereby reserved as and when due, and also all sums of money, charges or other amounts required to be paid by Lessee to Lessor or to another person under this Lease all of which shall be “rent” in addition to the rent (“Additional Rent”) provided for herein.  Nonpayment of Additional Rent when due shall continue a default under this Lease to the same extent, and shall entitle Lessor to the same remedies, as non-payment of Base Rent.

5.                                      LATE PAYMENT

In the event that any payment required by Lessee under the provisions hereof shall not be paid when due, Lessor may perform for the account of Lessee any such default of Lessee and immediately recover as additional rent any expenditures made in the amount of any obligations incurred in connection therewith, plus that per annum rate of interest which shall be two percent greater than the prime rate of the Pittsburgh National Corp. (“PNC”) or any successor rate thereto (which shall be the interest rate amounted by PNC from time to time as its “Prime Rate”) from the date of any such expenditure.

6.                                      REAL ESTATE TAX AND OPERATING EXPENSE PASS-THROUGH

(a)                                  Commencing on the earlier of the date on which Lessee takes possession of the Premises or the Lease Commencement Date (irrespective of whether Base Rent shall be payable as of such date), Lessee shall pay to Lessor, as Additional Rent, Lessee’s proportionate share (as hereinafter defined) of (i) real estate taxes and (ii) operating expenses for any calendar year (or portion thereof) during the term of this Lease or any renewal or extension thereof (the “Tax Expense and Operating Expense Payment”).  The Tax and Operating Expense Payment shall be made as provided in this Paragraph 6.  Notwithstanding anything contained in this paragraph 6(a) to the contrary, Lessee’s Additional Rent payments shall not commence until that date which is sixty (60) days subsequent to the Lease Commencement Date (subject to adjustment for delays, if any, described in Paragraph 4 to Exhibit B hereto.)

(b)                                 Lessee agrees to pay monthly, as additional rent, one-twelfth (1/12) of Lessee’s Tax and Operating Expense Payment for the then current calendar year.  Lessor will give Lessee written notice from time to time of such estimated amounts, in no event more than two times per calendar year, and Lessee shall pay such amounts monthly to Lessor in the same manner and at the same time as Rent under Paragraph 4.  Within one hundred twenty (120) days following the end of each calendar year, Lessor will submit to Lessee a statement showing in reasonable detail the actual real estate taxes and operating expenses for the preceding calendar year along with a reconciliation of estimated payments made by Lessee as compared to Lessee’s actual Tax and Operating Expense Payment for such calendar year (each a “Tax and Operating Expense Statement”). However, the failure or delay by Lessor to provide Lessee with a Tax and Operating Expense Statement shall not constitute a waiver by Lessor of Lessee’s obligation to pay its Tax and Operating Expense Payment or of Lessor’s right to send such a statement or a wavier of its right to reconcile Lessee’s Tax and Operating Expense Payment.  Within twenty (20) days after receipt of a Tax and Operating Expense Statement, Lessee shall pay Lessor any additional amounts owed to Lessor as shown on the Tax and Operating Expense Statement.  Any monies owed Lessee by Lessor shall be applied by Lessor against the next accruing monthly installment(s) due from Lessee under this Paragraph 6, provided, however, that if such overpayments cannot be fully recovered over the next two (2) monthly installments, Lessor shall refund such overpayment to Lessee or, at Lessee’s option, apply such overpayment as a credit against the next monthly installments of Rent payable under Paragraph 4.  Lessee or its representative shall have the right, upon not less than ten (10) business days prior notice rendered no later than one hundred twenty (120) days after delivery of a Tax and Operating Expense Statement, to review Lessor’s books and records with respect to the Tax and Operating Expenses Statement during normal business hours, at the location of Lessor’s books and records, but no more than twice annually with respect to any given calendar year.  Lessee shall incur the cost of such review unless Lessee’s review establishes that Lessor has overstated Tax and Operating Expense by more than five (5%) percent, in which case the commercially reasonable cost of such review shall be promptly paid by Lessor.  Unless Lessee shall take written exception to any item contained in the Tax and Operating Expense Statement within one hundred eighty (180) days after delivery thereof, the Tax and Operating Expense Statement shall be deemed final and accepted by Lessee. If Lessee disputes a Tax and Operating Expense Statement, Lessee shall pay the monies set forth therein and any other monies then owed by Lessee under this Lease as a condition precedent to any further review of the content of the Tax and Operating Expense Statement.  Any payments due under this Paragraph 6 shall be prorated for any partial calendar year occurring the term of this Lease.  Lessee’s obligation to pay any amounts due under this Paragraph 6 and Lessor’s obligation to refund any overpayments made by Lessee under this Paragraph 6 for the final year of the term of this Lease shall survive the expiration or earlier termination of this Lease.  Notwithstanding anything contained in this Paragraph 6(b) to the contrary, Lessee’s total costs for Tax and Operating Expense payments for the calendar year 2003 shall not exceed in the aggregate ninety-two thousand, four hundred, seventeen and 96/100 Dollars ($92,417.96).

Until further written notice from Lessor Lessee’s monthly installment on account of its Tax and Operating Expense Payment for the calendar year in which the term of this Lease commences is estimated to be three thousand, two hundred, fifty three and 33/100 Dollars ($3,459.79) for taxes and five thousand three hundred forty-one and 92/100 Dollars ($5,341.92) for Operating Expenses.

Notwithstanding anything contained in this Paragraph 6(b) to the contrary, Lessee shall not pay for increases in Controllable Operating Expenses that exceed annually in the aggregate 5% of the costs for such Controllable Operating Expenses compounded over the Term.  Controllable Operating Expenses shall be defined to exclude real estate taxes, insurance, utilities and any other such costs that Lessee would otherwise contract directly to perform and excluded from Operating Expenses.

(c)                                  “Lessee’s Proportionate Share” shall mean the ratio of Lessee’s rentable area (33,214 SF) to the total amount of rentable area available in the Building (53,650 SF), whether occupied or not, and such percentage at the date of execution of this Lease is 61.912 percent (61.91%).

(d)                                 “Real estate taxes” shall mean all real estate taxes and assessments and special assessments imposed upon the Building and/or the Land, as the case may be, by any governmental bodies or authorities.  If at any time during the term of this Lease the methods of taxation prevailing as of the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof there shall be levied, assessed and imposed (i) a tax, assessment, levy, imposition or charge received therefrom or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Premises and imposed upon Lessor, or (iii) a license fee measured by the rent payable by Lessee or Lessor (iv) any other such additional such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term “real estate taxes” for the purpose hereof.

(e)                                  “Operating expenses” shall mean any and all costs and expenses paid or incurred by or on behalf of Lessor in connection with its ownership, servicing, repair, maintenance and operation of the Land and Building, and in those instances where all Buildings are benefited, the Park, plus those additional costs which Lessor reasonably determines it would have so incurred during such year had the Building been 95% occupied, excluding real estate taxes, interest or amortization payments on any mortgage, legal expenses in enforcing the terms of any lease other than this Lease, expenses for repair or other work occasioned by fire or other casualty which is covered under Lessor’s fire policy with extended coverage, expenses incurred in the leasing or procuring of new tenants, including lease commissions, advertising expenses and expenses for renting space for new tenant(s); but including, without limitation, all insurance maintained on or in connection with the Land, Building, and Park and all of the agents and employees described in this subparagraph which, in Lessor’s judgment, shall be necessary or appropriate or which the holder of any mortgage affecting the Building, Land or Park might require to be carried under the terms of such mortgage, all labor costs, management fees in an amount not to exceed four (4%) percent of gross rent, service contracts and supplies used in connection with the cleaning, management, repair, operating, labor and maintenance of the Land and Building, all repairs, replacements and decorating required to be performed by Lessor as provided for in this Lease, all tools, materials, supplies, equipment and common area maintenance, repairs, charges for the entire Building (including leasable portions as well as non-leasable portions) for electricity, gas (or other fuel), water (including, without limitation, sewer rentals and any taxes on such utilities), and other utilities, striping, sealing and repair of parking areas, driveways and sidewalks on the Land, maintenance and replacement of all landscaping on the Land and common area plants and foliage and replacement of all broken plate glass in the Building (to the extent not covered by insurance), license, permit and inspection fees, auditor’s fees for public accounting for the Building and the preparation of Tax and Operating Expense Statements and supporting information, and reasonable legal fees of outside or special counsel retained by Lessor in connection with proceedings for the reduction of real estate taxes, labor relations or other matters to the extent that the same shall be of general benefit to all tenants in the Building or Park.

In connection with the computation of such labor charges and management fees to be included in Operating Expenses, such charges shall include, without limitation, salary, benefits, and other charges that may be payable by Lessor for the Building employees, other employees of Lessor, employees of Lessor’s agents, and agents of Lessor performing services rendered in connection with the management, operation, repair and maintenance of the Land, Building and Park and such other expenses as Lessor may deem reasonably necessary and proper in connection with the operation and maintenance of a first-class flex building and the parking and other common areas.  If such personnel, equipment or supplies are also involved or utilized in connection with another building or project, such expenses shall be included in operating expenses only to the extent, as determined by Lessor, that such personnel, equipment and supplies are involved or utilized in connection with the cleaning, management, operation, repair and maintenance of the Land, Building and Park.  The cost of any capital improvements made for the purpose of reducing operating expenses, other expenses or which may be required by governmental authority under any governmental law or regulation that was not applicable to the Building at the time it was constructed, shall be amortized over such reasonable period as Lessor shall determine, together with interest on the unamortized balance at the rate as may have been paid by Lessor on funds borrowed for the purpose of constructing such capital improvements, shall be included in operating expenses.  The term “common area(s)” as used in the Lease shall mean all areas and improvements located on the Land and Park as provided from time to time by Lessor for the general use, in common, of tenants, their officers, agents, employees and customers, including, but not limited to, parking areas, elevators, ground floor lobby area, exits, entrances, roadways and stairways.

(f)                                    Notwithstanding anything to the contrary in the definition of Operating Expenses and Real Estate Taxes set forth above, Operating Expenses and Real Estate Taxes shall not include the following, except to the extent specifically permitted by a specific exception to the following:

(i)                                     Costs incurred by Lessor due to the violation by Lessor or any tenant of the terms and conditions of any lease of space in the Building;

(ii)                                  Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(iii)                               Lessor’s general corporate overhead and general and administrative expenses including costs relating to accounting, payroll, legal and computer services which are totally rendered in locations outside the Building;

(iv)                              Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor;

(v)                                 Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs;

(vi)                              The cost of any electrical power used by any tenant in the building in excess of the Building-standard amount, or electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Lessor directly; provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building shall be “grossed up” to reflect what those costs would have been had each tenant in the Building used the Building-standard amount of electric power;

(vii)                           Services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of any retail, restaurant, athletic or recreational or child care operations in the Building, except to the extent the square footage of such operations are included in the rentable square feet of the Building and do not exceed the services, utility and tax costs which would have been incurred had such space been used for general office purposes;

(viii)                        Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance;

(ix)                                Tax penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

(x)                                   Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs rising from the presence of hazardous materials or substances (as defined by applicable Environmental Laws in effect on the date the Lease is executed) in or about the Premises, the Building or the Property including, without limitation, any hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Property or at the direction or on account of the negligence, in part or in whole, of Lessee;

(xi)           Costs arising from latent defects in the base, shell or core of the Building of improvements installed by Lessor or repair thereof;

(xii)          Costs (including in connection therewith all attorneys’ fees and costs of settlement judgements and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Lessor and/or the Building and/or the site;

(xiii)         Costs associated with the operation of the business of the partnership or entity which constitutes Lessor as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Lessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Building, costs of any disputes between Lessor and its employees (if any) not engaged in Building operation, disputes of Lessor with Building management, or outside fees paid in connection with disputes with other tenants;

(xiv)        Costs of any “trap fees” or any sewer or water reconnection fees for the benefit of any particular tenant in the Building;

(xv)         Any expenses incurred by Lessor for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation;

(xvi)        Any entertainment, dining or travel expenses for any purpose;

(xvii)       Any “above-standard” cleaning, including, but not limited to constructing cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Lessee, including related trash collection, removal, handling and dumping;

(xviii)      The cost of any training or incentive programs, other than for tenant life safety information services;

(xix)         The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Lessee in writing;

(xx)          “In-house” legal and/or accounting fees;

(xxi)         Reserves of any kind, including but not limited to replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties;

(xxii)        Costs incurred by Lessor in connection with rooftop communications equipment of Lessor or other person, tenants, or occupants on the Building if such communications equipment is not generally available to all tenants or occupants of the Building; and

(xxiii)       Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by comparable Lessors of Comparable Buildings.

(g)                                 Lessor further agrees that since one of the purposes of Operating Expenses and the gross up provision is to allow Lessor to require Lessee to pay for the costs attributable to its Premises, Lessor agrees that;

(i)                                     Lessor will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Lessor in connection with the operation of the Building, and

(ii)                                  Lessor shall make no profit from Lessor’s collections of Operating Expenses, except for the management fee provided for in Section 6(e) hereof.

7.                                      USE OF PREMISES

Lessee shall use and occupy the Premises solely for purposes of a general office and light assembly/manufacturing and for no other purpose without the prior written consent of Lessor. Lessee shall observe and comply with the Rules and Regulations attached hereto as Exhibit D and made part hereof, as such rules and regulations may be amended from time-to-time by Lessor, in the exercise of reasonable judgment, by prior written notice from Lessor to Lessee. All such rules and regulations shall apply to Lessee and its employees, agents, licensees, invites, sublessees and contractors and shall be applied by Lessor in a reasonable and non-discriminatory manner. In no event shall Lessor be required to enforce Rules and Regulations on behalf of Lessee or liability to Lessee for failure to enforce same as against any other tenant. Lessee shall not use or occupy or suffer or permit the Premises or any part thereof to be used or occupied for any purpose or in any manner contrary to law, any insurance policy covering the Premises or the rules, regulations or requirements of any governmental authority having jurisdiction over the Premises. Lessee agrees to use and occupy the Premises in a careful, safe and proper manner and will not permit or commit waste therein.

8.                                      CONSTRUCTION OF PREMISES

Lessor shall, without cost to Lessee, do that portion of the construction and other items of work in the Premises in accordance with the Work Letter Agreement attached hereto to and designated “Lessor’s Work” in Exhibit C attached hereto. Lessee shall be permitted access to the Premises for furniture set-up and move-in for a period of twenty (20) days after substantial completion and prior to rent commencement. Provided Lessee has not caused such delay, Lessee’s obligation to pay rent shall commence twenty (20) days after all of its space has been substantially completed pursuant to its final plans and specifications. “Substantially completed” shall mean The terms “substantially completed” and “substantial completion” as used in this Lease shall be The term “substantially completed” and “substantial completion” as used in this Lease shall be construed to mean that all work specified in Exhibit B hereof, and all drawings, plans and specifications prepared and approved in accordance with Exhibit B have been substantially completed in accordance therewith, except for minor items typically known as “punch-list items”, which items Lessor can complete within thirty (30) days and without material interference with the conduct of the Lessee’s use of the Premises. Lessor shall complete all punch-list items with due diligence, and will use commercially reasonable best efforts to complete all punch-list items not later than thirty (30) days after the Lease Commencement Date.

9.                                      ALTERATIONS

Except for such construction and other items of Work which Lessee is obligated to perform pursuant to Paragraph 8 hereof, Lessee shall make no alterations, additions or improvements to the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Upon prior written notice to Lessor, Lessee may, without consent, retain its own contractor to make alterations which are cosmetic in nature, not visible from the exterior, do not impact the building structure, total less than Twenty-Five Thousand ($25,000.00) Dollars and do not impact the demountable wall system (which shall always require Lessor’s consent); Lessee’s retention of a contractor shall be subject to the Lessor’s requirements for construction of alterations as may be in place from time-to-time including but not limited to utilization of union contractors. Lessor will not charge overhead costs for reviewing and approving such construction for work which it will not perform, unless pursuant to Lessee’s written request.

Unless otherwise agreed in writing at the time of Lessor’s approval, all such alterations, additions or improvements, along with the construction and other items of work done pursuant to Paragraph 8 hereof, shall become a part of the Premises when made and shall remain upon and be surrendered with the Premises at the end of the Term, provided, however, if prior to the termination of this Lease by lapse of time or otherwise, or within fifteen days thereafter Lessor so directs by written notice to Lessee. Lessee shall promptly remove the alterations, additions, improvements or installations which were placed in the Premises by Lessee and which are designated in said notice. Lessee shall

Promptly repair any damage occasioned by such removal and in default thereof Lessor may effect said removals and repairs at Lessee’s sole expense.

10.                               MECHANICS’ LIENS

Prior to the performance by Lessee of any construction or other work on or about the Premises for which a lien could be filed against the Premises, the Land, the Building, or the Park, Lessee shall enter into a written “no lien” agreement with the contractor who is to perform such work, and such written agreement shall be filed and recorded, in accordance with the Mechanics’ Lien Law of Pennsylvania, prior to the commencement of such work. Notwithstanding the foregoing, if any mechanics’ or other lien shall be filed against the Premises or the Building purporting to be for labor or material furnished or to be furnished at the request of Lessee, then Lessee shall, at its expense, cause such lien to be discharged of record by payment, bond or otherwise, within ten days after the filing thereof. If Lessee shall fail to cause such lien to be discharged of record within such ten-day period. Lessor may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Lessee shall, upon demand, reimburse Lessor as Additional Rent for all amounts paid and costs incurred by Lessor including, without limitation, attorneys’ fees, in having such lien discharged of record.

11.                               CONDITION OF PREMISES; BUILDING SERVICES

(a)                                  Lessor has completed and delivered to Lessee Building shall in accordance Architectural and Structural Drawings dated 8/20/01 as prepared by WTW Architects, Inc, as further detailed on the attached Exhibit A1 - Building.

(b)                                 Lessee acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Lessor with respect to the Premises, the Building or the Land or with respect to the suitability of any thereof for the conduct of Lessee’s business. The taking of possession of the Premises by Lessee shall conclusively establish that the Premises, the Building and the Land were at such time in satisfactory condition, order and repair, except for punch list items, warranty items and latent defects.

(c)                                  Lessor represents that, at the time of execution of this Lease, the Building as described in Paragraph 11(a) of this Lease, is in compliance with the applicable requirements of the Americans with Disabilities Act them in effect and all other applicable laws, rules, regulations and/or ordinances governing the Building.

12.                               ASSIGNMENT AND SUBLETTING

(a)                                  Lessee shall not, without the prior written consent of Lessor, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing without such consent shall be void and shall, at the option of Lessor, terminate this Lease. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Lessee by operation of law without the written consent of Lessor, which consent shall not be unreasonably withheld or delayed beyond thirty (30) days after receipt of Lessee’s request. Notwithstanding the foregoing, a corporate Lessee may, without consent of Lessor, assign this Lease to its parent or subsidiary in connection with a consolidation or merger of Lessee, or to any entity which acquires all or substantially all of the assets or issued on outstanding shares of capital stock of Lessee, provided the same assignee assumes, in full, the obligations of Lessee under this Lease, and such assignment shall not relieve Lessee of its obligation under this Lease; and provided further that such successor shall have a net worth, as determined in accordance with generally accepted principals of accounting, at least equal to the net worth, similarly determined, of Lessee immediately prior to such consolidation or merger. Notwithstanding anything herein to the contrary, the provisions of (a) hereof shall be inapplicable in the event the shares of Lessee are publicly traded on a nationally recognized stock exchange.

(b)                                 If at any time or from time to time during the term of this Lease, Lessee desires to sublet all or any part of the Premises, or to assign this Lease and Lessee is not in default hereunder beyond applicable cure periods, Lessee shall provided written notice to Lessor of such intent Lessor shall have the option, exercisable by notice given to

Lessee within twenty days after receipt of Lessee’s notice, of terminating the Lease in full or with respect to the portion thereof, which Lessee desires to sublet or to assign. Lessor’s right to recapture the sublet or assigned Premises shall not apply if such sublease or assignment is for a term at least one year less than the current term or renewal thereof. If Lessor does not exercise such option, Lessee shall be free to sublet or assign such space to the third party designated in such notice subject to the following conditions:

(1)                                  Written consent of Lessor;

(2)                                  Lessor may exercise its option set forth above any time prior to the execution of a sublease or assignment agreement to which Lessor has given its consent in writing;

(3)                                  No sublease or assignment shall be valid and no sublessee or assignee shall take possession of the Premises or any portion thereof until an executed counterpart of such document has been delivered to Lessor;

(4)                                  No sublessee or assignee shall have a right further to sublet, and

(5)                                  Any sums or other economic consideration, whether direct or indirect, received by Lessee as a result of such subletting or assignment (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements, other than building standard tenant improvements, made to the sublet portion of the Premises by Lessee for subtenant), whether denominated rentals under the sublease or assignment or otherwise, which exceed, in the aggregate, the total sums which Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease or assignment and reduced by those reasonable fees and expenses incurred by Lessee) shall be equally split between the Lessee and Lessor and payable to Lessor as Additional Rent under the terms of this Lease without affecting or reducing any other obligation of Lessee hereunder.

(6)                                  In no event shall the Rent be based in whole or in part upon the net operating income of such Sublessee.

(c)                                  Unless agreed in writing to the contrary, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the Rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of Rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without necessity of exhausting remedies against such assignee or successor. Lessor may consent to subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

(d)                                 Lessor shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building; and in such event and upon such transfer, Lessee shall look to the purchaser, assignee or transferee of Lessor’s interest in this Lease for the performance of Lessor’s obligations hereunder, and Lessor shall from and after such conveyance, assignment or transfer be relieved and discharged from any and all liabilities and obligations under this Lease. Lessee agrees to attorn to any such purchaser, assignee or transferee.

13.                               ACCESS TO PREMISES

Lessor, its employees and agents, shall have the right to enter the Premises at all reasonable times and upon forty-eight (48) hours advance written notice given (except in case of emergency) for the purpose of examining or inspecting the same, showing the same to mortgages or to prospective purchasers, mortgagees or tenants of the Building, making such replacements, alterations, repairs, improvements or additions to the Premises or to the Building as Lessor may deem necessary or desirable, and providing those Building Services to be provided by Lessor hereunder. If representatives of Lessee shall not be present to open and permit entry into the Premises at any time when such entry by Lessor is necessary to permitted hereunder, Lessor may enter by means of a master key (or forcibly in the event of an emergency) without liability to Lessee and without such entry constituting an eviction of Lessee or termination of this Lease.

14.                               REPAIRS

(a)                                  Lessor shall make all repairs necessary to maintain the Building structure, plumbing, heating, ventilation, air conditioning and electrical systems, windows, floors (excluding carpeting), and all other items which constitute a part of the Land, Building and Park and which are installed or furnished by Lessor; provided, however, that Lessor (to the extent no warranty is operative) shall be reimbursed as expressly provided in Paragraph 6. In no event shall Lessor be obligated for any of such repairs until the expiration of a reasonable period of time after written notice from Lessee that such repair is needed. In no event shall Lessor be obligated under this paragraph to incur the expense for the repair of any damage caused by any act, omission or negligence of Lessee or its employees, agents, invitees, licensees, sublessees, or contractors. If (i) Lessor fails or neglects to commence such repair within five (5) days after receipt of Lessee’s written notice stating the repairs required to be made; or (ii) Lessor fails to complete such repairs within thirty (30) days of such notice; or (iii) in the event of an emergency, then Lessee may make such repairs as it deems necessary for the account of Lessor. Following Lessee’s completion of such repair work, Lessor shall promptly reimburse Lessee for expenses incurred upon its receipt of a paid invoice. Failure of Lessor to reimburse Lessee within thirty (30) days of demand shall entitle Lessee to deduct the amount of such invoice for expenses from Lessee’s next installment(s) of Base Rent.

(b)                                 Except as Lessor is obligated for repairs as provided hereinabove, Lessee shall make, at its sole cost and expense, all repairs necessary to maintain the Premises and shall keep the Premises and the fixtures therein in neat and orderly condition and in good order and repair. If Lessee refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Lessor of the need therefor, Lessor may make such repairs at the expense of Lessee and such expense shall be collectible as Additional Rent.

Except as otherwise specifically set forth herein, Lessor shall not be liable by reason of any injury to or interference with Lessee’s business or property arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances, fixtures or equipment therein.

15.                               SURRENDER OF PREMISES

At the end of the term of this Lease, Lessee shall surrender the Premises to Lessor, together with all alterations, additions and improvements thereto, including but not limited Lessor installed demountable partitions, doors, glass flooring, in broom clean condition and in good order and repair except for ordinary wear and tear and damage for which Lessee is not obligated to make repairs under this Lease. Subject to provisions of Paragraph 9 hereof and if Lessee is not then in default under the terms hereof Lessee shall have the right at the end of the term of this Lease to remove any equipment, furniture, trade fixtures or other personal property placed in the Premises by Lessee, provided that Lessee promptly repairs any damage to the Premises caused by such removal. For the purpose of this Lease, Lessee shall remove all alterations, additions, improvements or installations as to which Lessor shall have made the election provided for in Paragraph 9 hereof, except as otherwise agreed in writing. Lessee shall repair all damage to the Premises caused by such removal and restore the Premises to the condition in which they were prior to the installation of the items so removed, ordinary wear and tear excepted. Lessee shall surrender the Premises to Lessor at the end of the term of this Lease, without notice of any kind, and Lessee waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania, including the Landlord and Tenant Act of 1951, as amended.

16.                               HOLDING OVER

Lessee shall indemnify, defend and hold Lessor harmless from and against any and all loss or liability resulting from the failure of Lessee to surrender possession of the Premises in accordance with the terms and conditions of this Lease.

17.                               INDEMNIFICATION AND LIABILITY

(a)                                  Lessee shall indemnify, hold harmless and defend Lessor from and against any and all costs, expenses (including without limitation, reasonable attorney’s and paralegal’s fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority.  arising out of or in any way connected with, and Lessor shall not be liable to Lessee on account of, (i) any failure by Lessee to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Lessee, (ii) any failure by Lessee to comply with any statutes, ordinances, regulations or orders of any governmental authority, or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises except as the same may be caused by the gross negligence of Lessor, its employees or agents.

(b)                                 Notwithstanding anything to the contrary provided in this Lease, except for damage or injury caused by the gross negligence of Lessor, its agents of employees, lessor shall not be liable for any personal injuries occurring in the premises or for damage or injury to personal property of Lessee, or of any other person, done or occasioned by or from electric wiring, plumbing, dampness, water, gas steam or other pipes, or sewage, or the failure of the air conditioning or refrigeration system, or the breaking of any electric wire, the bursting, leaking or running water from any tank, washstand, water closet or waste pipe, sprinkler system, radiator or any other pipe in, above, upon or about the Building or premises, or which may at any time hereafter by placed herein; or for any such personal injury or property damage occasioned by fire, explosion, falling plaster, electricity, smoke or water, snow or ice being upon or coming through from the street, roof, subsurface, skylight, trapdoor, windows or form any other cause whatsoever, or for any damages or injuries to persons or property arising from acts or neglect of any tenant or occupant of the Building, or of any owners or occupants of adjacent or contiguous property; or for the loss or theft of any property of Lessee however occurring.

(c)                                  Subparagraph 17(a) above shall not be construed to impose upon Lessor any liability as to which rights of subrogation have been waived under Subparagraph 17(d) of this Lease.

(d)                                 Notwithstanding any other provision to the contrary set forth in this Lease, if the Premises shall lack any “essential service” (as hereinafter defined) which Lessor in required to provide hereunder, thereby rendering the premises or a portion thereof “untenantable” (as hereinafter defined), for a period of ten (10) consecutive Business Day’s after Lessor’s receipt of written notice from Lessee of such condition and such interruption occurs or continues as a result of the negligent acts or willful misconduct of the Lessor, its agents, employees or contractors, then provided that (i) such untenantability and Lessor’s inability to cure such condition does not arise out of or result from default or neglect of Lessee or Lessee’s agents, employees or contractors, or any of the other causes identified in subsection (a) above, and (ii) Lessee actually vacates all or substantially all of the Premises, then the Base Rent and other Rent amounts payable hereunder shall thereafter be equitably abated on a day-for-day basis until the date such essential service is substantially restored.  The provisions of this subsection (b) shall not apply in the event of an Unavoidable Delay, or a fire, other casualty or eminent domain event, or other event governed by the provisions of Article 19 and/or 21 hereof. For purposes of this Lease, the terms “untenantable” and “untenantability” shall mean that the Premises, or any portion of the Premises, as the case may be, are not, despite Lessee’s commercially reasonable good faith efforts, usable by Lessee in the ordinary course of Lessee’s business.  For purposes hereof, “essential service” shall mean the following services, but only to the extent that Lessor is required to provide the same to the Lessee under this Lease: electricity, water and HVAC service.  The foregoing rent abatement shall be the sole and exclusive remedy of the Lessee on account of such interruption or lack of service and Lessor shall have no further liabilities or obligations to Lessee on account thereof.

18.                               INSURANCE

(a)                                  Lessor shall secure and maintain in force in amounts reasonably satisfactory to Lessor comprehensive general liability insurance with respect to all common areas of the Land, Building, and Park, fire and extended coverage, and all risks perils, insurance with respect to the Land and the Building, from with companies acceptable to Lessor.  Lessee shall secure and maintain in force, comprehensive general liability insurance with respect to the premises and fire extended coverage, and all risk perils, insurance with respect to all furniture, fixtures and equipment and personal property placed by Lessee in the Premises, form and with companies acceptable to Lessor.  Lessor shall have the right to review, from time to time, the coverage maintained by Lessee and Lessee shall deposit with Lessor certificates of such insurance at or prior to the Commencement date, and thereafter within ten days prior to the Commencement Date, and thereafter within ten (10) days prior to the expiration of such coverages. Lessee shall indemnify Lessor from and against any and all costs, expenses, liabilities, losses and damages which may arise in connection with claims for accident, death or personal injury or for damage or injury or loss or theft of property sustained by Lessee and all other persons which arise from or in any manner grow out of any acts in or about the Premises.

(b)                                 During the Lease Term, Lessee shall maintain in full force general liability insurance written on an occurrence basis, at Lessee’s sole expense.  The policy(ies) shall be issued by one or more responsible insurance carriers licensed to do business in the Commonwealth of Pennsylvania, insuring against liability for injury to or death of persons and loss of or damage to property occurring in and on the Premises.  Such liability insurance shall name Lessor as an additional insured.  The coverage limits of the policy shall be a combined single limits for bodily injury and property damage in an amount of Three Million Dollars ($3,000,000) per occurrence (at least One Million Dollars ($1,000,000) of which shall be provided by primary coverage and Two Million Dollars ($2,000,000) of which may be provided by umbrella coverage).  Lessee shall not knowingly conduct any operation in the Premises which would cause suspension or cancellation of such all risk insurance coverage carried by Lessor.  If Lessee should change its use of the Premises and thereby causes an increase in the premium for such all risk insurance policy carried by Lessor, the premium for said policy having been based on such initial use and occupancy of Lessee, the amount of the competitively priced increase in net annual premium to insure the Premises shall be paid to Lessor by Lessee as Additional Rent annually upon demand and presentation of written evidence by Lessor.

(c)                                  Lessor and Lessee hereby waive on behalf of themselves and their respective insurers, any claims that either may have against the other for loss or damage resulting from perils covered by the standard form of fire and extended coverage insurance, including vandalism and malicious mischief, to the extent of such policies which shall be in effect from time to time in the Commonwealth of Pennsylvania, it being expressly understood that this waiver is intended to extend to all such loss or damage whether or not the same is caused by the fault or neglect of either Lessor or Lessee.  Each party shall secure from its casualty insurer a waiver of subrogation endorsement to its policy and, upon request, deliver a copy of such endorsement to the other party to this Lease.

19.                               FIRE OR OTHER CASUALTY

(a)                                  If all or any part of the Premises is damaged or destroyed by fire or other casualty, Lessee shall promptly notify Lessor in writing.

(b)                                 If the Premises should be damaged by fire or other casualty such that rebuilding or repairs cannot be completed within one hundred eighty (180) days from the date of such damage, Lessee may, within thirty (30) days of the determination of the number of days necessary to restore the Premises, terminate this Lease on written notice to Lessor, and rent and all additional charges shall be abated as of the date of the happening of the damage.

(c)                                  If the Premises should be materially damaged by a fire or other casualty during the final eighteen (18) full calendar months of the Lease Term Lessee may exercise its option, if any, to extend the term within sixty (60) days of the date of the casualty, in which case Lessor shall at its sole cost and risk, proceed forth with to rebuild or repair such damage; otherwise, Lessor shall not be required to rebuild or repair such damage, and this Lease shall at Lessor’s election, acrtminate and Rent and all Additional Rent shall be abated as of the date of such casualty.

(d)                                 If so much of the Premises or Building shall be damaged so that Lessee is unable to conduct business from the Premises, in Lessor’s reasonable judgment, Lessee may discontinue the conduct of business from the Premises and all Base Rent, Additional Rent and all other charges shall abate and the term shall toll thereafter.  The rent abatement and tolling of the term shall end on the earlier to occur of the date on which the damage shall be repaired or replaced or the date on which the conduct of business from the Premises shall be resumed.  To the extent that Lessee continues to operate the business from the Premises, however, during the period from the date of destruction to the date of completion of the reconstruction, Lessor and Lessee shall agree on an equitable adjustment to Base Rent, Additional Rent and other charges.

labor or materials or acts of God, governmental restriction, regulation, or control, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, or fire or other casualty, or other similar condition beyond the reasonable control of the party claiming same, including fuel shortages, but specifically excluding financial inability.  If Lessor shall, as the result of such event, fail punctually to perform any obligation required in Paragraphs 8, 12, 15, 18, and 20 hereof, then such obligation shall be punctually performed as soon as practicable after such event shall abate.  If Lessor shall, as a result of such event, be unable to exercise any right or option within any time limit provided therefor in this lease, such time limit shall be deemed extended for a period equal to the duration of such event.

28.                               SUCCESSORS

The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representative, heirs, successors and assigns; provided, however, that no rights shall inure to the benefit of any successor of Lessee unless Lessor’s written consent for the transfer to such successor has first been obtained as provided in Paragraph 13.

29.                               GOVERNING LAW

This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law provisions.

30.                               SEVERABILITY

If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

31.                               RELOCATION OF LESSEE – INTENTIONALLY REMOVED

32.                               CAPTIONS

Marginal captions, titles or exhibits and riders and the table of contents to this Lease are for convenience and reference only, and are in no way be construed as defining, limiting or modifying the scope of intent of the various provisions of this Lease.

33.                               NOTICES

All notices required or permitted hereunder shall be deemed sufficiently given if sent by nationally recognized overnight courier, addressed to Lessor as follows:

To Lessor:

Cranberry 200 Venture, L.P.

C/O Abstract Properties Company

Suite 1410 – USX Tower

Pittsburgh, PA 15219

Attention: Michael Cahn

Telephone: (412) 316-2401

Fax: (412) 918-5721

To Lessee:

Normos Corporation

2591 Wexford Bayne Road

Sewickley, PA

Either party may change its address by notice so given to the other, given in accordance herewith.

34.                               HAZARDOUS MATERIALS

(a)                                  Lessee covenants that it will not release or cause to be released or permit the release of Hazardous Materials (as defined herein) in or on the Premises, the Building, the Land or the Park in violation of any Environmental Laws (as defined herein).

(b)                                 For purposes hereof, “Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, petroleum, natural gas liquids, asbestos-containing materials and PACM, lead paint or lead paint hazards, hazardous materials, hazardous wastes, hazardous or toxic substances, or any pollutant or contaminant defined as such , in or used by any federal, state or local law, ordinance, rule, regulation, standard, order or decree which relates to protection of the public health, welfare and the environment, including without limitation those relating to the storage, handling and use of chemicals and other hazardous materials, those relating to the generation, processing, treatment, storage, transport, disposal or other management of waste material of any kind and those relating to the protection of environmentally sensitive areas (“Environmental Laws”).  The term “release” as used herein means depositing, spilling, leaking, pumping, pouring, emitting, erupting, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

(c)                                  Notwithstanding this provision, in the event Lessee or Lessor becomes aware that a release or threat of release of Hazardous Materials on, onto or from the Premises has occurred, such party agrees to give timely and appropriate required regulatory notices, copying the other parry.

(d)                                 Lessor covenants that it will not release Hazardous Materials on the Premises or the Land in violation of any Environmental Laws.  Lessor represents and warrants that neither it nor any third party has released Hazardous Materials on the Premises.  Lessor further represents, warrants and covenants that the Premises and the Land are and will remain in compliance with Environmental Laws and do not contain and have not contained any underground or aboveground storage tanks, any PCB items, PCB-contaminated Electrical Equipment or any asbestos-containing materials or presumed asbestos-containing materials (“PACM”).  Without any limitation of any other terms of this Lease, Lessor also represents, warrants, and covenants that it will not provide notice to Lessee of the existence, location, and amount of (i) any asbestos-containing materials or PACM, or (ii) lead paint or lead paint hazards, and will assume full responsibility for management of these materials in accordance with all applicable laws.

35.                               BROKERS

Lessee hereby certifies that no real estate broker has or will represent it in this transaction and that no finder’s fees have been earned by a third party, except for Grubb & Ellis whose fees shall be paid by Lessor.  Each party acknowledges that no other broker has been involved in securing or negotiation of the within Lease, except for CB Richard Ellis/Pittsburgh whose fees shall be paid by Lessor and Lessor and Lessee agree to indemnify, defend and hold harmless the other from any additional claims for Broker’s fees.

36.                               EXECUTION

This Lease shall become effective when it has been signed by a duly authorized officer of Lessor and a duly authorized officer or representative of Lessee and delivered to the other party.  This Lease is being executed in four counterparts. Each of such fully executed counterparts shall be deemed original and it shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart.

The Lessee shall, upon the written request of Lessor, execute a memorandum of this Lease in form satisfactory to Lessor in the exercise of reasonable judgment.

37.                               EXHIBITS

All exhibits referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at verbatim herein. The exhibits attached hereto are listed as follows:

Exhibit A-1	Land
Exhibit A-2	Premises
Exhibit A-3	Park
Exhibit A-4	Expanded Premises
Exhibit A-5	Lessee Visitor Parking
Exhibit B -	Work Letter
Exhibit C -	Commencement Agreement
Exhibit D -	Rules and Regulations
Exhibit E -	SNDA
Exhibit F -	Amortization Calculations
Exhibit G -	Signage

38.                               ENTIRE AGREEMENT

This Lease including the Exhibits and any Exhibits hereto, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest, except amendments to the Rules and Regulations made in accordance with the provisions of Paragraph 7 above.

39.                               EARLY TERMINATION OPTION

Providing Lessee is not in default of this Lease beyond applicable cure periods, Lessee shall have the right to terminate the lease effective upon the completion of the eighty-sixth (86th) month by providing Lessor twelve (12) months prior written notice of the termination date (“Termination Date”). On or before the Termination Date and so long as Lessee is not in default of the Lease, Lessee shall pay as an early termination fee an amount equal to the unamortized Lessor Allowance and brokerage fees, as more particularly set forth on Exhibit F hereof. Such amount shall be determined prior to the execution of a lease and incorporated into the lease as a condition of early termination. This Early Termination Option shall not become operative until satisfaction of all Lessees’ obligations pursuant to this paragraph.

40.                               OPTION TO EXPAND

Providing Lessee is not in default of this Lease, Lessee shall have an option to expand (“Option”) from its initially leased Premises to lease additional premises designated as Suite No. 200 (“Expanded Premises”) shown on Exhibit A-4 containing approximately 4,000 SF during the thirty-six (36) months of its initial Term. Lessee shall provide Lessor twelve (12) months prior written notice exercising the Option. The parties agree, however, that to the extent Lessee requests Lessor to do so, Lessor will use commercially reasonable efforts to deliver the Expanded Premises before the expiration of the twelve (12) month notice period provided herein.

The terms for the Expanded Premises shall be the Lessee’s terms and conditions, then in effect for its Premises, increased proportionally to reflect the additional space. The Lease shall be amended to reflect the increases in Lessee’s Base Rent and Real Estate and Operating Expense Pass-Through.

Lessor shall construct the Expanded Premises consistent with Lessee’s construction in the initial Premises as further described in Exhibit I to this Lease..

Upon the expiration of Lessee’s Option the Expanded Premises shall revert to a Right of First Refusal as set forth in Paragraph 41 herein.

41.                               RIGHT OF FIRST REFUSAL

Providing Lessee is not in default of this Lease, commencing the 13th month of the Term and continuing through the Term and any renewals thereof, Lessee shall have a Right of First Refusal to lease any space in the Building. Lessee’s Right of First Refusal shall be triggered by the Lessor’s receipt of a fully executed bona fide Letter of Intent with a third party. Lessee shall have ten (10) business days, after receipt in writing of Letter of Intent, to exercise its Right of First Refusal on the terms and conditions set forth in the Letter of Intent. In the event Lessee fails to exercise Right of First Refusal and Lessor shall not enter into a lease on substantially the same terms incorporated in the Right of First Refusal within one hundred twenty (120) days from the expiration of Lessee’s election nor to exercise, the Lessee’s Right of First Refusal shall reattach to such space.

42.                               OPTION TO RENEW

Provided Lessee is not in default under this Lease beyond applicable cure periods or any renewals or extensions thereof, Lessee shall have two (2) consecutive options to renew its lease for all or part of the Premises for additional periods of five (5) years. In no event shall the renewal apply if that portion of the space remaining is less than half of the initial Premises under the initial Term and/or the remaining premises is not commercially marketable in Lessor’s reasonable discretion. The terms and conditions for such renewals shall be consistent with the existing lease document, with the exception of base rent which shall be at fair market value for comparable space in comparable buildings in Cranberry Business Park. For the First Renewal Option, Lessor shall provide Lessee with the base rent for the renewal period on or before December 1, 2011. For the Second Renewal Option and provided Lessee exercised its First Renewal Option herein. Lessor shall provide Lessee with the base rent for the renewal period on or before December 1, 2016. Lessee shall give Lessor not less than twelve (12) months prior written notice of intent to exercise such renewal options.

43.                               SATELLITE DISH

Lessor hereby licenses to Lessee use of a portion of the roof of the Building to install and maintain a satellite dish (“Dish”) for its sole use at no cost. Lessee’s installation and use of the Dish shall be governed pursuant to a separate license agreement between Lessor and Lessee, with terms and conditions satisfactory to all parties and their respective counsel. Such agreement shall contain the conditions for securing Lessor’s approval for installation, operation and maintenance of the Dish, securing any permits as may be required by law and indemnifying Lessor.

44.                               SIGNS

Lessor hereby licenses to Lessee the use of a portion of its grounds to install and maintain a monument sign (“Sign”) for the term of the Lease, and any extensions thereof at no cost to Lessee. Lessee’s graphics, installation and use of the Sign shall be governed pursuant to a separate license agreement between Lessor and Lessee, with terms and conditions satisfactory to all parties and their respective counsel. Such agreement shall contain the conditions for securing Lessor’s approval for installation and maintenance of the Sign and securing any permits as may be required by law. The right to install and maintain the Sign shall be personal to Lessee. Lessee’s proposed signage which has been reviewed and approved by Lessor is attached hereto as Exhibit G.

45.                               FINANCIAL STATEMENTS

Lessee shall deliver to Lessor or Lessor’s existing or prospective mortgagees within 90 days of the close of each fiscal year Lessee’s financial statements certified by an officer of Lessee as true and correct. Lessee represents to Lessor that any and all financial statements delivered pursuant hereto shall be complete and correct and fairly represent the financial condition of Lessee as of the dates and for the periods referred to and have been prepared in accordance with Generally Accepted Accounting Principals consistently applied throughout the periods involved.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease and have initialed the Exhibits and any Rider hereto, in four counterparts the day and year first above written.

LESSOR: CRANBERRY 200 VENTURE, L.P.
by its General Partner, CBP 200, L.P.
ATTEST:	By its General Partner, CBP 200, Inc.

/s/ [ILLEGIBLE]	By:	/s/ Richard Donley
Richard Donley
President

or

/s/ [ILLEGIBLE]	By:	/s/ Michael S. Cahn
Michael S. Cahn
Secretary/Treasurer

WITNESS/ATTEST	LESSEE: NOMOS CORPORATION

/s/ Jill R Welch	By:	/s/ David J Haffner
	Title:	CFO